Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Watts Water Technologies, Inc.:

We consent to the use of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Watts Water Technologies, Inc. and are incorporated herein by reference.

Our report dated March 1, 2007 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting contains an explanatory paragraph that states that Watts Water Technologies, Inc. acquired ATS Expansion Group; Black Teknigas Limited; Kim Olofsson Safe Corporation AB; Calflex Manufacturing, Inc.; Ningbo Best Metal and Plastic Manufacturing Company, Ltd.; and Changsha Valve Works during 2006 (collectively the 2006 acquisitions), and management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, the 2006 acquisitions representing consolidated total assets of $164 million and consolidated revenues of $58 million included in the consolidated financial statements of Watts Water Technologies, Inc. as of and for the year ended December 31, 2006. Our audit of internal control over financial reporting of Watts Water Technologies, Inc. also excluded an evaluation of the internal control over financial reporting of the 2006 acquisitions.

As discussed in Note 2 to the consolidated financial statements, Watts Water Technologies, Inc. adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” effective January 1, 2006, utilizing the modified prospective application transition method.

Also, as discussed in Note 2 to the consolidated financial statements, Watts Water Technologies, Inc. adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” effective December 31, 2006.

/s/ KPMG LLP

Boston, Massachusetts
May 8, 2007